KushCo Holdings Reports Fiscal Third Quarter 2020 Results
Successful Execution of Cost-Cutting Initiatives Resulted in a 50%+ Sequential Reduction in Selling, General, and Administrative (SG&A) Expenses

Improving Operating Leverage and Reduced Cash Burn Drive Substantial Improvement in Net Loss and Adjusted EBITDA, and Set Stage for Near-Term Positive Adjusted EBITDA and Cash Flow From Operations

CYPRESS, Calif., — July 8, 2020 — KushCo Holdings, Inc. (OTCQX: KSHB) ("KushCo" or the "Company"), the premier provider of ancillary products and services to the legal cannabis and CBD industries, today reported financial results for its fiscal third quarter ended May 31, 2020.

Recent Operational Highlights

•Completed cost-cutting initiatives as part of the Company's 2020 Plan (the "2020 Plan") to align deeper with larger and more creditworthy multi-state-operators (MSOs), licensed producers (LPs), and leading brands, which has resulted in the Company's SG&A expenses decreasing more than 50% from $27.2 million in fiscal Q2 2020 to $12.7 million in fiscal Q3 2020.

•Strengthened balance sheet and liquidity by proactively converting 18.5%, or $5 million, of the total principal amount of the Company's senior note due April 2021 into equity with limited dilution and zero warrants.

•Appointed industry veteran and former Green Thumb Industries (CSE: GTII) (OTCQX: GTBIF) CEO Pete Kadens to Board of Directors.

•Appointed former Executive Vice President of Corporate Development, Stephen Christoffersen, as the Company’s new Chief Financial Officer, effective April 10, 2020.

Fiscal Third Quarter 2020 Financial Summary

•Net revenue decreased 46% from the prior year period to $22.3 million, primarily as a result of the Company’s adoption of the 2020 Plan, which has resulted in tighter credit terms being extended to smaller customers. The decrease was also driven by lower sales from vape and natural products, as well as order lumpiness from the Company's larger customers, in addition to travel and regulatory restrictions in the markets that the Company operates in due to the COVID-19 pandemic.

•On a GAAP basis, gross profit was 10.7%, compared to 17.8% in the prior year period.1

•On a Non-GAAP basis, excluding the impact of certain non-recurring items, gross profit was approximately 28.2% (see note below regarding "About Non-GAAP Financial Measures" for further discussion of this and other non-GAAP measures included in this earnings release), compared to 22.8% in the prior year period. The increase in non-GAAP gross profit margin was driven by a favorable product mix, higher product margins, and lower freight expenses.

•Sales, general and administrative (SG&A) expenses were approximately $12.7 million, compared to $20.7 million in the prior year period and $27.2 million in the prior quarter. The decrease was driven by reductions in headcount, executive salaries, consulting spend, and travel and entertainment expenses, as a result of the COVID-19 pandemic.

•On a Non-GAAP basis, Cash SG&A expenses (which exclude non-cash expenses, such as bad debt expense, stock-based compensation, depreciation, and amortization) were approximately $7.7 million, compared to $16.4 million in the prior year period and $13.8 million in the prior quarter.

•On a GAAP basis, net loss was approximately $13.5 million, compared to approximately $10.6 million in the prior year period. Basic loss per share was $0.11 compared to $0.12 in the prior year period.2

•On a Non-GAAP basis, excluding the impact of certain non-recurring charges and gains such as the Company’s restructuring costs, net loss for the quarter was $5.5 million, or $0.05 per share, compared to a net loss of $8.6 million, or $0.10 per basic share, in the prior year period.

•Adjusted EBITDA totaled ($2.7) million compared to approximately ($7.5) million in the prior year period and approximately ($14.8) million in the prior quarter. The improvement in adjusted EBITDA was driven by the aforementioned cost reductions.

•Cash was approximately $11.1 million as of May 31, 2020, compared to approximately $11.4 million as of February 29, 2020 and $3.9 million as of August 31, 2019.

Management Commentary

Nick Kovacevich, KushCo’s Co-founder, Chairman and Chief Executive Officer, commented: “Q3 2020 was a successful transition quarter for KushCo, demonstrating the execution of our strategy to accelerate our path to positive adjusted EBITDA. We substantially reduced our cost structure, consolidated our vendors and warehouses, vastly improved our inventory to align with our actual sales, ramped up our collections activity, stemmed the cash burn, and drove meaningful operating leverage.

"Revenue for the quarter came in lower than we anticipated due to regulatory and travel restrictions in various markets in which we operate due to the COVID-19 pandemic, as well as order lumpiness from some of our larger customers who pushed out their orders due to a general lack of visibility in their businesses. We expect the latter phenomenon to continue for the foreseeable future due to the fact that we now cater to a more concentrated group of larger and financially healthier customers that have longer sales cycles and more measured purchasing patterns. Despite the sequential decline in revenue, however, we have started Q4 on the front foot with a healthy level of purchase orders secured thus far, leading us to believe that Q3 will be the bottom in terms of revenue for fiscal 2020. More importantly, we continue to focus on the things we can better control, such as gaining more efficiencies in our business, significantly right-sizing the organization, and reducing our overall cash burn.

"Along with achieving our highest level of non-GAAP gross margins in recent years during the quarter, we also reduced our cash SG&A by more than 40% sequentially to $7.7 million, due to the headcount reductions, executive salary reductions and reduced consulting spend we completed during the quarter. The $7.7 million is ahead of the cash SG&A target we previously set out for ourselves, and represents a strong foundation for us to achieve positive adjusted EBITDA in the near term. In fact, even though our revenue for Q3 was lower than in the previous quarter, because of the substantial cost reductions we have implemented, we were actually able to drive a significant improvement in adjusted EBITDA from ($14.8) million in fiscal Q2 2020 to ($2.7) million in fiscal Q3 2020, demonstrating the increasing operating leverage in our business. These cost-cutting initiatives, coupled with our heightened fiscal prudence and disciplined capital management, also contributed to a much lower cash burn than we have historically experienced, with cash flow from operations improving notably from ($10.7) million in fiscal Q2 to ($1.4) million in fiscal Q3. In addition to the strong financial performance we generated, we are also pleased to have made considerable strides on the operational front.

"During the quarter, we ramped up our efforts to become more entrenched with our top customers' decision-making processes, investing the time and resources to serve as a trusted partner, and working to formalize these strong relationships into long-term supply agreements. We have already been able to secure several supply agreements with leading MSOs and LPs, and we have been focused on establishing more of these longer-term relationships, while also working to cross-sell these customers across our entire product and service ecosystem. We also launched our customer support line and have been processing smaller orders more efficiently and without the need for multiple sales reps, which has minimized our working capital needs and operating expenses. Lastly, we successfully renegotiated our lease obligations and closed our Las Vegas, Denver, and Santa Rosa facilities, and sublet our Garden Grove warehouse, which has resulted in additional annual cost savings. We believe all of these actions have made us into a stronger organization better-equipped to power our customers' businesses and, more broadly, the global cannabis ecosystem.

"Looking ahead, we expect to realize revenue growth in Q4 not just by recognizing the customer orders that were pushed out, but also by signing additional supply agreements with our customers and focusing more on the areas that we believe we are good at, such as our core businesses of vape, packaging, and energy. We are also going to be focusing even more on controlling our costs and deploying a prudent capital allocation policy, so that we can continue to support the business with the cash and liquidity resources currently at our disposal. The end result of these efforts should lead to what could be a pivotal Q4 for KushCo, and one in which we can achieve our goal of positive adjusted EBITDA."

Fiscal Q4 2020 Financial Outlook

KushCo expects net revenue for the fourth quarter of its fiscal 2020 to be between $24.0 million and $26.0 million. In addition, the Company expects cash SG&A to be between $6.5 million and $7.5 million, and adjusted EBITDA to be between ($1.0) million and $1.0 million.

Conference Call Information

The company will host a conference call on Wednesday, July 8, 2020 at 4:30 PM Eastern Time.

Date: Wednesday, July 8, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free Number: 1-877-407-9039
International Number: 1-201-689-8470
Conference ID: 13706146

KushCo management will host the conference call and presentation followed by a question and answer session. The call will be webcast with an accompanying slide deck, which can be accessed by visiting the Financial Results page of the Company’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number above or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. An operator will register your name and organization. If you have any difficulty connecting with the conference call or webcast, please contact KushCo’s investor relations at ir@kushco.com or 714-539-7653.

A replay of the call will be available on the Financial Results page of the Company’s investor relations website approximately two hours after the conference call has ended.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is the premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe. The Company has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine.

For more information, visit www.kushco.com or call (888)-920-5874.
About Non-GAAP Financial Measures

This press release and the accompanying tables include certain non-GAAP (Generally Accepted Accounting Principles) financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations. For a description of these non-GAAP financial measures and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled "Reconciliation of GAAP to Non-GAAP Financial Measures".

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially, including the ongoing effects of the COVID-19 pandemic on our operations, the economy generally, and consumer and business practices. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," “anticipate,” “project,” “should,” "believe," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by the Company herein are often discussed in the Company’s filings with the United States Securities and Exchange Commission (SEC), which are available at: www.sec.gov, and on the Company's website, at: www.kushco.com.

KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Net revenue	$22,264	$41,486	$87,369	$101,982
Cost of goods sold	19,892	34,090	86,634	86,834
Gross profit (loss)	2,372	7,396	735	15,148

Operating expenses:
Selling, general and administrative	12,719	20,719	60,977	52,032
Gain on disposition of assets	—	—	—	(1,254)
Change in fair value of contingent consideration	—	2,961	—	(2,247)
Restructuring costs	952	—	8,253	—
Total operating expenses	13,671	23,680	69,230	48,531
Loss from operations	(11,299)	(16,284)	(68,495)	(33,383)

Other income (expense):
Change in fair value of warrant liability	(1,160)	6,254	3,435	7,309
Change in fair value of equity investment	(9)	(71)	(1,100)	(663)
Interest expense	(1,487)	(474)	(4,594)	(1,452)
Other income (expense), net	468	(10)	386	110
Total other income (expense)	(2,188)	5,699	(1,873)	5,304
Loss before income taxes	(13,487)	(10,585)	(70,368)	(28,079)
Income tax expense	—	(13)	—	(13)
Net loss	$(13,487)	$(10,598)	$(70,368)	$(28,092)

Net loss per share:
Basic net loss per common share	$(0.11)	$(0.12)	$(0.64)	$(0.34)
Diluted net loss per common share	$(0.11)	$(0.19)	$(0.64)	$(0.42)

Basic weighted average number of common shares outstanding	119,574	88,286	110,440	83,338
Diluted weighted average number of common shares outstanding	119,574	88,377	110,440	83,535

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	May 31, 2020	August 31, 2019
ASSETS
CURRENT ASSETS
Cash	$11,088	$3,944
Accounts receivable, net	11,162	25,972
Inventory	24,048	43,768
Prepaid expenses and other current assets	15,655	12,209
Total current assets	61,953	85,893

Goodwill	52,267	52,267
Intangible assets, net	2,393	3,103
Property and equipment, net	9,296	11,054
Other assets	9,759	6,917
TOTAL ASSETS	$135,668	$159,234
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,497	$10,907
Customer deposits	4,217	2,992
Accrued expenses and other current liabilities	10,424	6,468
Line of credit	—	12,261
Total current liabilities	20,138	32,628

Notes payable	24,084	18,975
Warrant liability	2,009	5,444
Other non-current liabilities	4,562	833
Total long-term liabilities	30,655	25,252
TOTAL LIABILITIES	50,793	57,880
Total stockholders' equity	84,875	101,354
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$135,668	$159,234

KUSHCO HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	May 31, 2020		May 31, 2019		May 31, 2020		May 31, 2019
Net revenue	$22,264		$41,486		$87,369		$101,982
China tariff surcharge	(1,903)		(370)		(7,532)		37
Non-GAAP Net revenue	$20,361		$41,116		$79,837		$102,019

GAAP Gross Profit	$2,372	11%	$7,396	18%	$735	1%	$15,148	15%
Adjusted for non-recurring air freight costs	—		—		—		1,502
Adjusted for non-recurring temporary labor costs	—		—		—		1,344
Restructuring – excess and obsolete inventory	2,136		—		14,015		—
Purchase order cancellation charges	963		—		4,290		—
Adjusted for China tariff impact, net	276		1,972		(97)		3,367
Non-GAAP Gross Profit	$5,747	28%	$9,368	23%	$18,943	24%	$21,361	21%

GAAP Net loss	$(13,488)		$(10,598)		$(70,369)		$(28,092)
Adjusted for non-recurring air freight costs	—		—		—		1,502
Adjusted for non-recurring temporary labor costs	—		—		—		1,344
Restructuring – excess and obsolete inventory	2,136		—		14,015		—
Purchase order cancellation charges	963		—		4,290		—
Adjusted for China tariff impact, net	276		1,972		(97)		3,367
Non-recurring litigation and consulting costs	121		550		2,950		550
Stock-based compensation	2,985		2,667		11,074		8,839
Restructuring costs	952		—		8,253		—
Severance costs	—		—		623		—
Gain on disposition of assets	—		—		—		(1,254)
Lease termination liability release gain	(798)		—		(798)		—
Equity investment impairment	230		—		230		—
Change in fair value of warrant liability	1,160		(6,254)		(3,435)		(7,309)
Change in fair value of equity investment	9		71		1,100		663
Change in fair value of contingent consideration	—		2,961		—		(2,247)
Non-GAAP Net loss	$(5,454)		$(8,631)		$(32,164)		$(22,637)
Non-GAAP Net loss per share – basic	$(0.05)		$(0.10)		$(0.29)		$(0.27)
Non-GAAP Net loss per share – diluted	$(0.05)		$(0.17)		$(0.29)		$(0.36)
Weighted-average common shares – basic	119,574		88,286		110,440		83,338
Weighted-average common shares – diluted	119,574		88,377		110,440		83,535

Non-GAAP Net loss	$(5,454)	$(8,631)	$(32,164)	$(22,637)
Depreciation and amortization expense	1,227	633	3,259	1,711
Interest Expense	1,487	474	4,594	1,452
Income Tax Expense	—	13	—	13
Adjusted EBITDA	$(2,740)	$(7,511)	$(24,311)	$(19,461)

1 Gross profit during fiscal Q3 2020 was impacted by several restructuring activities the Company implemented to execute its 2020 Plan and accelerate its path to achieving positive adjusted EBITDA. These activities led to a $2.1 million excess and obsolete inventory write-down and a $1.0 million purchase order cancellation charge, both driven by the Company’s decision to right size inventory levels and discontinue nearly all of its stock SKUs in order to focus more on custom and best-selling stock inventory demanded by its top customers.
2 Net loss and net loss per share for the fiscal third quarter 2020 were impacted by several restructuring charges and one-time expenses the Company recognized in order to right-size its business and better execute on its 2020 Plan. These expenses include a $1.0 million restructuring charge related to severance and asset impairment charges associated with the Company’s recent reductions in force as well as completed and planned closures of its warehouse facilities to consolidate its warehouse footprint.